Buyer’s Agreement to Purchase Properties

THIS AGREEMENT dated the _____ day of __________, 20__ , between EnergyNet.com, Inc., 7201 W. Interstate 40, Ste 319, Amarillo, TX 79106 and _____________________________________________________________, hereinafter designated as (“BUYER”), _____________________________________________________________ (address),

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BUYER and EnergyNet.com, Inc. agree as follows:

BUYER AGREES THAT THIS WEBSITE IS MAINTAINED SOLELY FOR THE PERSONAL USE OF VISITORS. WE CANNOT GUARANTEE THE COMPLETENESS, TIMELINESS, OR ACCURACY OF THE INFORMATION CONTAINED HEREIN. NOTHING IN THIS WEBSITE OR ANY OTHER COMMUNICATION BY ENERGYNET.COM, INC. CONSTITUTES INVESTMENT ADVICE. ANY DECISIONS BASED UPON THE INFORMATION CONTAINED IN THIS WEBSITE ARE THE SOLE RESPONSIBILITY OF THE USER.

Purchase of Properties in Auction or Sealed Bid

In the Auction, Sealed Bid or other designated sale method (hereinafter “Sale Process”), SELLER may offer Properties for sale with or without a minimum reserve sales price. A specific date and time can be designated for the beginning and ending dates that potential BUYERS may make bids or offers on the Property in the Sale Process. The BUYER with the highest bid or offer at the ending time and date whose bid or offer meets the minimum reserve sales price (if any) or the BUYER whose bid or offer is accepted by SELLER, will be obligated to purchase the Property for that price.

Agreement to Purchase

BUYER hereby agrees to participate as a bidder in the Sale Process for the sale of Oil and Gas Properties on the Website and any negotiations following the Sale Process. EnergyNet.com, Inc. agrees to allow BUYER to participate in the sale based on the following terms and conditions and any additional terms as posted on the Lot or Property Narrative or Property Information Page or Additional Information on the Website:

Buyer’s Representations, Agreements, Warranties and Assurances

1. Sophisticated, Accredited and Qualified Investor

Properties (hereinafter “the Property” or “Properties” whether used in the singular or plural tense) for sale on the Website are not intended or considered by EnergyNet.com, Inc. to be securities under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 and all applicable state securities laws (collectively, the “Applicable Securities Laws”). Nevertheless, because the sale of the Properties pursuant to the Sale Process may be deemed to be the sale of securities under any Applicable Securities Laws, the BUYER hereby acknowledges and agrees that such sale shall not be registered under Applicable Securities Laws, and that applicable exemptions from registration under the Applicable Securities Laws are based, among other things, on the BUYER being a sophisticated, accredited and qualified investor. Conveyances will be made only to BUYERS who are registered with EnergyNet.com, Inc. as sophisticated, qualified and accredited investors.

Therefore, BUYER by executing this Agreement to purchase Properties hereby acknowledges and represents:

A.	It is primarily engaged in the business of exploring for or producing oil or gas or other minerals as an ongoing business;

B.	By reason of this knowledge and experience, the BUYER or its representative will evaluate the merits and risks of the Properties to be purchased on the Website and will form an opinion based solely upon its knowledge and experience and not upon any statement, representation, or printed material provided or made by EnergyNet.com, Inc. and its representatives or SELLER;

C.	The BUYER, being of legal age, has sufficient financial resources in order to bear the risk of loss attendant to the purchase of the Property. “Sufficient Financial Resources” are to be defined as follows:

Not less than an annual income of $200,000 for any natural person in each of the two most recent years or joint income with the person’s spouse of less than $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, and such natural person satisfies such thresholds for such three years consistently either alone or jointly with a spouse.

OR	Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. Net worth for this purpose means the fair market value of such person’s total assets less such person’s total liabilities; provided, that: (i) such person must exclude the value of his primary residence as an asset; and (ii) such person may generally exclude the amount of indebtedness secured by his primary residence as a liability except that he must deduct as liabilities (A) the amount by which such indebtedness exceeds the fair market value of his primary residence; and (B) the amount of such indebtedness incurred within the 60 days preceding the purchase date (other than as a result of the acquisition of his primary residence).

OR	Any business entity (i) in which all of the equity owners have “Sufficient Financial Resources”, (ii) any entity (other than a trust) not formed for the specific purpose of acquiring the Property or Properties, with total assets in excess of $5,000,000, and that amount must be shown on its most recently prepared financial statements, or (iii) a trust not formed for the specific purpose of acquiring the Property or Properties, whose purchase is directed by a sophisticated person and with total assets in excess of $5,000,000 and that amount must be shown on its most recently prepared financial statements. For this purpose, a sophisticated person means that such person must have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Property or Properties.

D.	BUYER agrees and acknowledges that if a Purchaser Representative is used, such Purchaser Representative:

(1) has no business relationships with the SELLER;

(2) represents only the BUYER and not the SELLER;

(3) is compensated only by the BUYER; and

(4) is a designated Attorney-in-Fact for BUYER, by documentation submitted to EnergyNet.com, Inc. prior to sale.

E.	BUYER acknowledges that the purchase of Properties is suitable for the BUYER.

BUYER hereby agrees and acknowledges that EnergyNet.com, Inc. has the sole discretionary power to determine that BUYER is a sophisticated, qualified and accredited investor as defined above, and BUYER further acknowledges that this is a continuing right and power and that BUYER may be disqualified at any time by EnergyNet.com, Inc. BUYER hereby agrees and acknowledges that EnergyNet.com., at any time and in its sole and absolute discretion, may revoke Buyer’s access to the Website and BUYER’s ability to bid or make offers on Properties.

BUYER acknowledges and agrees that it is under a continuing duty to EnergyNet.com, Inc. and SELLER to notify the same if BUYER subsequently fails to qualify as a sophisticated, qualified and accredited investor.

BUYER agrees to indemnify and hold EnergyNet.com, Inc. and SELLER harmless as to any and all violations of Applicable Securities Laws that result from any misrepresentation of the BUYER being a sophisticated, qualified, and accredited investor. If it is determined by an applicable regulatory agency or a judicial tribunal that (i) the sale of the Properties constitute the sale of a security under any Applicable Securities Laws and (ii) such BUYER was not a sophisticated, qualified, and accredited investor, SELLER can rescind such sale and return 75% of the proceeds to the BUYER net of the total commission paid to EnergyNet.com, Inc. The remaining 25% of the proceeds may be retained by SELLER as liquidated damages and not as a penalty. BUYER agrees to indemnify and hold SELLER and EnergyNet.com, Inc. harmless as to any and all attorneys’ fees, costs and other damages incurred by the parties in any proceeding that determines that BUYER was not a sophisticated, qualified, accredited investor.

2. No View to Resale

BUYER acknowledges and understands that the Properties are not intended or considered by EnergyNet.com, Inc. to be “securities” as that term is used in Applicable Securities Laws. Nevertheless, except and unless BUYER notifies EnergyNet.com, Inc. in writing to the contrary, BUYER hereby agrees and acknowledges that it is not purchasing such Properties with a view to or for resale in connection with a public offering within the meaning of any Applicable Securities Laws. Moreover, if it is determined by an applicable regulatory agency or a judicial tribunal that (i) the sale of the Properties constituted the sale of a security under any Applicable Securities Laws and (ii) such BUYER was acquiring Properties with a view to or for resale in connection with a public offering, SELLER can rescind such sale and return 75% of the proceeds to the BUYER net of the total commission paid to EnergyNet.com, Inc. The remaining 25% of the proceeds may be retained by SELLER as liquidated damages and not as a penalty. BUYER agrees to indemnify and hold SELLER and EnergyNet.com, Inc. harmless as to any and all attorneys’ fees, costs and other damages incurred by the parties in any proceeding that determines that BUYER was acquiring such Properties with a view to or for resale in connection with a public offering.

BUYER further agrees that it is the sole purchaser of any Property acquired by it on the Website.

3. Due Diligence and Independent Evaluation

BUYER hereby acknowledges and agrees that it has the sole responsibility to examine all information concerning ownership and production of the Properties placed for sale on the Website by the SELLER. Further, BUYER acknowledges and agrees that if it requires more information concerning said Properties, BUYER must contact EnergyNet.com, Inc. or the SELLER to obtain requested information prior to the beginning date of the Sale Process. If BUYER makes a bid or offer on any Property after requesting additional information, BUYER waives any such request.

BUYER further agrees that it will make an independent evaluation of the Property and acknowledges that SELLER and EnergyNet.com, Inc. have made no statements or representations concerning the present or future value of the future income, costs or profits, if any, to be derived from the Property.

BUYER further acknowledges that in making its bid or offer in the Sale Process or any subsequent negotiations, it has relied solely upon its independent examination of the premises and public records, and BUYER’S bids and offers are based solely on BUYER’S independent inspections, estimates, computations, evaluations, reports, studies and knowledge of the Properties. Any and all information provided by SELLER or EnergyNet.com, Inc. in the Property Information Sheet data packages as well as any other information provided by SELLER or EnergyNet.com, Inc. as requested by BUYER are furnished to BUYER at BUYER’S sole risk. SELLER and EnergyNet.com, Inc. do not warrant or represent as to the accuracy or completeness of the data presented to the BUYER, and BUYER agrees to indemnify and hold EnergyNet.com, Inc. and SELLER harmless from any reliance by BUYER on data provided by the SELLER and/or EnergyNet.com, Inc.

BUYER agrees and represents that if BUYER receives or has access to Personal Information from EnergyNet.com, Inc. or SELLER, BUYER will keep such Personal Information confidential and will not use such Personal Information for any purpose other than conducting an evaluation of the Property. BUYER also agrees and represents that BUYER will not sell or provide any information obtained from EnergyNet.com, Inc. or SELLER, including Personal Information, to any other person or entity. Personal Information includes social security numbers, driver’s license numbers, credit card numbers, and information related to assets or financial accounts owned by individuals unless directly related to the Property.

4. Buyer’s Assurance of Capacity

BUYER represents and warrants to SELLER that it is authorized to hold title to the Properties and is in good standing and duly qualified to conduct its business in the jurisdiction where the Properties are located.

If BUYER is a corporation, partnership or limited liability company, BUYER warrants and represents that the consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of the applicable Articles of Incorporation, By-Laws, Partnership Agreements, and/or Company Agreements and that the transactions contemplated by this Agreement have been duly and validly authorized by BUYER.

If such Property conveys operating rights of the Property, BUYER represents and warrants that it is duly bonded and licensed to operate oil and gas wells within any jurisdiction where the Property is located.

After the conclusion of the purchase of the subject Property, the SELLER will not be obligated to assist the BUYER in any way in the management or operation of the Properties, and the BUYER will be dependent solely upon its own efforts to realize a profit from the Properties.

5. Contract Compliance

BUYER further states that it will comply with all applicable Joint Operating Agreements, Unitization Agreements, Communitization Agreements and any other agreements that pertain to ownership of the subject Properties. BUYER is fully responsible to obtain waivers of uniform maintenance under Joint Operating

Agreements, if needed, and agrees to indemnify and hold EnergyNet.com, Inc. and SELLER harmless, if the same are not obtained by BUYER, or waived by third parties.

It is further agreed by BUYER that it is BUYER’s sole responsibility to notify any operators and or disbursers of revenue of any change in ownership. Following the effective date of a sale, SELLER agrees to cooperate with BUYER as necessary to replace SELLER with BUYER as the appropriate recipient of revenue from operators and disbursers of revenue and to execute documents as may be required by operators or disbursers of revenue to confirm any change in ownership.

6. Lesser Interest

If BUYER discovers that the Properties conveyed by SELLER is of lesser interest than what was represented on the Property Information Sheet and associated data, or any modifications or changes thereto, BUYER will contact the SELLER within sixty (60) days from the date of the sale as to the difference in interest, and BUYER agrees that SELLER, within thirty (30) days following receipt of written notification and accompanied by adequate proof of said lesser interest, will, at SELLER’S option and by written notice to BUYER,

(a)	refund a pro-rata share of the purchase price based on the amount of the interest lost compared to the total price paid for the full or represented interest, or

(b)	cure the defect that is attributable to the lesser interest, subject to BUYER’S reasonable satisfaction of the recovery and confirmation of the lost interest, or

(c)	rescind the sale and BUYER shall reassign the same back to SELLER, free of any and all encumbrances of BUYER, and SELLER will refund the amount paid by BUYER upon execution and delivery of the assignment from BUYER to SELLER.

If SELLER elects to cure the defect pursuant to clause (b) above, the SELLER has sixty (60) days from the date SELLER makes the election to cure the defect. If SELLER does not cure the defect within this sixty (60) day time period, BUYER may elect either the remedy set forth in clause (a) above or the remedy set forth in clause (c) above, by providing written notice to SELLER. If SELLER does not make the election in writing within the thirty (30) day period, BUYER may elect either the remedy set forth in clause (a) above or the remedy set forth in clause (c) above, by providing written notice to SELLER within thirty (30) days after the expiration of SELLER’S option period.

EnergyNet.com, Inc. shall be entitled to retain any commission paid or payable by SELLER. In any event BUYER’S sole remedy is against SELLER.

7. Gas Imbalances

BUYER acknowledges and agrees that Properties on which it may bid or make offers may be subject to gas imbalances pursuant to Gas Balancing Agreements between working interest parties or in the absence of agreements between the working interest parties in the unit.

All Properties shall be sold without warranty on an “AS IS, WHERE IS” basis. No adjustment in the purchase price shall be made as a result of an inaccuracy in the estimated gas imbalance amount disclosed by SELLER. SELLER shall provide information it believes accurate as to the status of gas imbalances for the offered Properties, but neither SELLER nor EnergyNet.com, Inc. makes any representations or warranties as to the accuracy of such information.

As to interests subject to Gas Imbalance Agreements, SELLER agrees to fully disclose the Gas Balancing Agreement in the Property Information Sheet and SELLER will present the last production figures available as to gas imbalances on the subject properties. It is the BUYER’S responsibility to monitor the gas imbalance from the effective date of the last Gas Balance Statement to the effective date of assignment. However, SELLER agrees to provide up to date figures on gas imbalances as they occur either prior to or during the Sale Process, all properties sold with gas imbalances are the responsibility of the BUYER upon the effective date of the assignment.

BUYER acknowledges and agrees that the consideration paid by the BUYER includes the acceptance by the BUYER of the either over or under production on the subject Properties. BUYER is responsible for removing or clearing any balancing obligation. BUYER shall indemnify and hold SELLER and EnergyNet.com, Inc. harmless as to any and all claims of gas imbalances or liabilities either before or after the effective date of the assignment. If within sixty (60) days from the date of sale, the amount of SELLER’S over production gas imbalance is understated by at least 50% in the Property Information Sheet or in any other information provided by SELLER, and uploaded to the Website or by subsequent statements prior to sale in the Sale Process by SELLER, and BUYER notifies SELLER of the amount of overproduction within the sixty (60) day period by providing SELLER with written evidence of said overproduction, BUYER, may, at the sole option of the BUYER, void the sale. In the event BUYER voids the sale of the Property, SELLER shall return to BUYER the purchase price plus pay all recording costs associated with the sale of said Property. BUYER will assist SELLER in the drafting and execution of any conveyancing documents, of which SELLER will pay all recording fees. In addition, SELLER agrees to pay and will be liable and responsible to pay to EnergyNet.com, Inc. a sum equal to the commission that would have been realized on the sale of said Property had the sale not been declared void by the BUYER, as described and calculated in accordance with Exhibit “E” attached hereto and made a part hereof.

8. Preferential Rights

BUYER acknowledges and agrees that certain Properties may be subject to preferential rights of purchase, consents or permission to assign by nature of Joint Operating Agreements and other agreements between third parties and SELLER.

BUYER acknowledges and agrees that if BUYER is the successful bidder on Properties subject to preferential rights, consents or permissions to assign, BUYER is to allow SELLER upon the date of sale the right to obtain waivers of the preferential rights, consents or permissions to assign. BUYER agrees to allow SELLER the time allowed under the agreements to obtain the waivers, consents or permissions to assign or sixty (60) days from date of sale, whichever is later. SELLER will notify BUYER and EnergyNet.com, Inc. of the third parties’ desire to purchase such Property on the same terms and conditions which includes the payment of the commission and expenses due to EnergyNet.com, Inc. All proceeds paid by BUYER will be refunded to the BUYER upon SELLER receiving proceeds from the party exercising the preferential right to purchase.

If Property sold to BUYER exceeds a total purchase price of $300,000, BUYER agrees to tender 25% of the purchase price to the Escrow Bank until such time that the preferential right is exercised or waived by the holders of the same. Upon consent or waiver, BUYER will tender the remaining 75% of the gross sales price to the Escrow Bank within two (2) full banking days of notification of such consent or waiver by SELLER.

9. Environmental Liabilities

BUYER hereby acknowledges and agrees that after the effective date of the assignment, it is responsible for any and all losses attributable to any and all environmental events or impacts, including, without limitation, damage to property, injury or death of persons or other things, natural resource damages, CERCLA response costs, environmental remediation and restoration, costs or fines or penalties arising out of or attributable to, in whole or in part, either directly or indirectly, the ownership, condition or operation of the Properties.

BUYER acknowledges and agrees that SELLER is responsible for all environmental events or impacts that occurred during its period of ownership of the Properties prior to the effective date of the assignment of the Properties to the BUYER.

10. Royalty, Overriding Royalty, Working Interest, Contractual Liabilities and Operation Liabilities

BUYER hereby acknowledges and agrees that any and all liabilities related to obligations to pay royalties, overriding royalties and contractual obligations under Oil and Gas Leases, Joint Operating Agreements and liabilities associated with the ownership, condition or operation of the subject Properties become BUYER’S liability from the effective date of the assignment. SELLER retains liability for its period of ownership to the effective date of the assignment of the Properties.

11. No Warranties (Express or Implied)

Notwithstanding any provision contained in this Agreement to the contrary, BUYER acknowledges and agrees that it is acquiring the Properties, wells, equipment or other property located thereon from SELLER without warranty whatsoever, express, statutory, or implied as to description, title, condition, quality, fitness for purpose, merchantability, or otherwise. BUYER acknowledges and agrees that neither SELLER nor EnergyNet.com, Inc. makes any representation or warranty whatsoever as to the physical condition of the Property nor any statements or representation concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the Property. BUYER ACKNOWLEDGES AND AGREES THAT ALL PROPERTY IS SOLD ON AN “AS IS, WHERE IS” CONDITION.

12. Title

BUYER hereby acknowledges and agrees that it has the sole responsibility to examine all information concerning title to the Property and to conduct its own independent evaluation to ascertain title to the Properties and to satisfy itself that title is marketable, defensible or acceptable.

BUYER acknowledges and agrees that it will indemnify and hold SELLER and EnergyNet.com, Inc. harmless as to accuracy of any documents of title to the Properties. BUYER further acknowledges and agrees that neither SELLER nor EnergyNet.com, Inc. warrants title, either express or implied, and all title to the Properties is on an “AS IS” basis.

13. Effective Date and Closing

The date of sale for Properties purchased in the Sale Process is when BUYER is declared to be the successful bidder on SELLER’S Property as declared by EnergyNet.com, Inc. The date of sale for Properties sold as the result of negotiations following the Sale Process is the date SELLER and BUYER agree upon a sales price.

BUYER acknowledges and agrees that the effective date of sale is the date reflected in SELLER’S assignment, which date should be the first (1st) day of the month prior to or after the date of the sale.

BUYER acknowledges and agrees upon notification from EnergyNet.com, Inc. of BUYER’S successful bid or offer on SELLER’S Property, BUYER is to tender, subject to paragraph 8, the total amount of funds required hereunder to purchase the Property to the designated Escrow Bank (currently the Wells Fargo Bank of Amarillo, Texas; provided however, that EnergyNet.com, Inc. may, from time to time, at its sole discretion, change the Escrow Bank to another bank) by one of the following methods.

A.	Wire transfer from BUYER’S bank or financing institution made payable to EnergyNet.com, Inc. (the Wells Fargo Bank of Amarillo, Texas as escrow agent).

B.	Next day delivery overnight mail from BUYER to EnergyNet.com, Inc. Funds must be either certified or check pre-approved by EnergyNet.com, Inc., made payable to EnergyNet.com, Inc. (the Wells Fargo Bank of Amarillo, Texas, as escrow agent).

C.	Hand or carrier delivered to EnergyNet.com, Inc. at its offices at 7201 W. Interstate 40, Ste 319, Amarillo, TX, 79106, with funds either certified or check pre-approved by EnergyNet.com, Inc., made payable to EnergyNet.com, Inc. (the Wells Fargo Bank of Amarillo, Texas, as escrow agent).

D.	In addition to the purchase price, BUYER will, by payment of any of the methods listed above in paragraph A, B or C and within the time period provided for below, pay the applicable recording fees, sales tax, if any, and handling/administrative fees due EnergyNet.com, Inc. associated with BUYER’S purchase.

Escrow Bank is to be considered as a depository only for funds escrowed pursuant to this Agreement, and it shall hold and disburse such funds solely on the basis of written instructions it receives from EnergyNet.com, Inc. Escrow Bank shall be entitled to rely at times on the written instructions given to it by EnergyNet.com, Inc. without any necessity of verifying the authority therefor. Neither SELLER nor BUYER shall have any authority to give instructions to or otherwise direct the actions of Escrow Bank with respect to the escrowed funds. ESCROW BANK SHALL NOT AT ANY TIME BE HELD LIABLE FOR ACTING IN ACCORDANCE WITH THE WRITTEN INSTRUCTIONS IT RECEIVES FROM ENERGYNET.COM, INC. ENERGYNET.COM, INC., SELLER AND BUYER AGREE TO SAVE AND HOLD ESCROW BANK HARMLESS FROM ANY LOSS AND FROM ANY CLAIMS OR DEMANDS ARISING OUT OF ACTIONS TAKEN OR OMITTED TO BE TAKEN BY ESCROW BANK PURSUANT TO SUCH WRITTEN INSTRUCTIONS AND HEREBY AGREE TO INDEMNIFY ESCROW BANK FROM ANY ALL CLAIMS, EXPENSES (INCLUDING ATTORNEY’S FEES INCURRED BY ESCROW BANK) OR DEMANDS FOR LOSSES ARISING OUT OF ITS ACTIVITIES AS ESCROW BANK.

BUYER acknowledges and agrees that BUYER shall have two (2) full banking days to complete the transfer of funds, unless SELLER, BUYER, and EnergyNet.com, Inc. mutually agree otherwise, in writing.

Unless otherwise provided in the assignment to be delivered to BUYER,

SELLER is entitled to receive all production (including oil in the tanks), revenues and joint interest billings accruing prior to the effective date of the assignment to BUYER;

SELLER is obligated to pay all expenses related to operation and control of the Properties incurred prior to the effective date of said assignment;

(a)	SELLER and BUYER shall be solely responsible for all post-sale settlements and adjustments, including but not limited to the proration of production, revenues and expenses; and

(b)	SELLER AGREES TO INDEMNIFY AND HOLD BUYER HARMLESS AS TO ALL EXPENSES INCURRED PRIOR TO THE EFFECTIVE DATE OF THE ASSIGNMENT AND TO PAY BUYER’S COSTS, LEGAL OR OTHERWISE, AS TO ANY SUCH EXPENSES NOT PAID BY SELLER.

BUYER acknowledges and agrees that upon disbursement of the escrowed funds in the Escrow Bank, EnergyNet.com, Inc. shall immediately receive its commission from Escrow Bank, net of Listing Fee for Minimum Reserve Price Property Listings, if any, as set out in the EnergyNet.com, Inc.’s Fees and Commissions Schedule (Exhibit “E”) as set out in the SELLER’S AGREEMENT FOR THE SALE OF OIL AND GAS PROPERTIES (the “Seller’s Agreement”) which is attached as Exhibit “A”.

BUYER agrees that all funds will be held in escrow until SELLER provides all executed documents of conveyance and any other documents that are required under the terms of this Agreement or Seller’s Agreement.

BUYER acknowledges and agrees that settlement can be withheld if SELLER fails to provide requisite assignments or conveyancing documents to BUYER or if SELLER fails to obtain waivers of preferential rights, consents to assignments, releases or subordinations of encumbrances or any other requirements of SELLER under the Seller’s Agreement in connection with the assignment of the Properties to BUYER.

BUYER agrees that SELLER’S assignment will be recorded by EnergyNet.com, Inc. in the appropriate jurisdiction, but in no event will any conveyancing document be recorded prior to receipt of 100% of the purchase price and other sums due are received from BUYER. EnergyNet.com, Inc., upon receipt of all executed, conveyancing documents, the purchase price and other sums that are due, will direct Escrow Bank to release all funds to EnergyNet.com, Inc. for disbursement to SELLER minus applicable fees and commissions as set out in Exhibit “E”, recording fees, sales tax, if any, or other fees or costs incurred by EnergyNet.com, Inc., within ten (10) banking days of receipt of BUYER’S total purchase price funds, provided funds have cleared the Escrow Bank or until funds are available for distribution under the terms of this Agreement.

14. Assignment to Control

BUYER hereby acknowledges and agrees that the assignment to be prepared by SELLER is the controlling document over this Agreement as to what interest is conveyed by the SELLER. As between SELLER and BUYER, the terms and conditions of the assignment provided by the SELLER and displayed on the Web site with each of SELLER’S Properties shall supersede and control over any conflicting terms and conditions in this Agreement. Both BUYER and SELLER have a duty to determine any discrepancies between the assignment and what is represented in the Property Information Sheet provided. If SELLER fails to timely deliver its assignment for examination prior to the sale, BUYER agrees to accept such assignment “AS IS” in the form and substance as prepared by SELLER when delivered to EnergyNet.com, Inc. BUYER agrees to indemnify and hold EnergyNet.com, Inc. and SELLER harmless as to discrepancies between the assignment and property information provided.

15. Seller’s Agreement

BUYER acknowledges and agrees that its purchase of Properties is subject to terms and conditions of the Seller’s Agreement and hereby states that BUYER has read and understands the same.

16. Seller’s Default

In the event that SELLER defaults for any reason whatsoever, BUYER’S sole remedy is against the SELLER only. BUYER indemnifies and holds harmless EnergyNet.com, Inc. as to any and all defaults of SELLER.

17. Buyer’s Default

BUYER acknowledges and agrees that if it defaults for any reason after the date of sale but prior to the date of closing and does not tender the requested total purchase funds to the Escrow Bank within the required time, EnergyNet.com, Inc. and SELLER will have the option to do the following:

A.	Declare the sale void and sell the Property to the next highest bidder who has the option to tender the full amount of its bid or offer to the Escrow Bank within two (2) banking days of notification.

B.	Declare the sale void and sell the Property to the party next in time, whose offer meets or exceeds SELLER’S asking price.

C.	Remove the Property from the Sale Process and resell the Property at a future date.

D.	In addition, EnergyNet.com Inc., may, at its sole option and discretion, terminate the Buyer’s Agreement executed by BUYER and BUYER’S right to participate in any subsequent sale on the Website.

BUYER acknowledges and agrees that the above options are remedies for mitigation of damages and that SELLER will have the full right to seek damages against BUYER for its failure to tender the total purchase funds bid or offered by the BUYER. BUYER further agrees that SELLER and EnergyNet.com, Inc. will be entitled to recover all costs and attorney’s fees resulting from the BUYER’S breach.

If BUYER has tendered partial funds pursuant to the preferential rights provisions of this contract and then fails to tender the full total purchase price upon waiver or expiration of the third party rights. EnergyNet.com, Inc. will be entitled to retain the partial funds towards satisfaction of its total purchase price commission as set out in the Seller’s Agreement. Upon satisfaction of the commission, the remaining funds, if any, will be distributed to the SELLER as liquidated damages and not as a penalty. Retention of the partial funds does not release the BUYER from any action by the SELLER for BUYER’S breach and SELLER will be allowed the mitigation options as set out above and the right to seek damages from the BUYER for its failure to tender the total purchase funds bid or offered by the BUYER.

18. Reserve or Minimum Reserve

BUYER acknowledges and understands that any Property or Properties placed on the Website for sale in the Sale Process shall be offered for sale in the Sale Process on a basis of “no reserve” or on a basis of “minimum reserve.”

For the purpose of this Agreement, a “no reserve” basis sale is defined as SELLER’S acceptance of the sale of the Properties with no minimum monetary amount. “Minimum reserve” basis sale is defined as SELLER’S request for Properties to be sold for not less than a specified minimum monetary amount. “No reserve” Properties are sold to the highest bidder within the time period set for the Sale Process. “Minimum reserve” Properties are sold to the highest bidder only when the highest bid or offer entered equals or exceeds the minimum monetary amount for the Property. EnergyNet.com, Inc. has the sole discretion to declare the highest bidder, arbitrate disputed bids or offers and declare any changes in the Properties or lots being sold.

All sales are final when EnergyNet.com, Inc. declares the BUYER to be the highest bidder on the Property.

19. Purchase Representatives of Buyer

BUYER acknowledges and agrees that a pre-approved BUYER may, by executed Power of Attorney, designate certain individuals to bid or make offers and purchase Properties in the Sale Process or in any negotiations following conclusion of the Sale Process.

All Attorneys-in-Fact must be pre-approved by EnergyNet.com, Inc. prior to the beginning date of the Sale Process or any subsequent negotiations.

Compensation, if any, is to be paid solely by the BUYER to such Attorney-in-Fact.

20. Indemnifications

A.	As to any breach between BUYER and SELLER as to the purchase of the Property, BUYER agrees that EnergyNet.com, Inc. and its officers, directors, employees, shareholders, agents, representatives, contractors, successors and assigns are not liable to the BUYER for any breach resulting from SELLER’S failure to close the sale of the Properties or any other breach of duty owed to the BUYER from the SELLER by nature of Seller’s Agreement with EnergyNet.com, Inc. or any other agreements between the parties. BUYER’S sole remedy is against the SELLER.

B.	If prior to the date the escrowed funds are disbursed, a dispute arises between SELLER and BUYER as to the proper disbursement of such funds to be made by EnergyNet.com, Inc., EnergyNet.com, Inc. is hereby authorized to receive from Escrow Bank any commission or other fees payable to EnergyNet.com, Inc. as provided for herein, and EnergyNet.com, Inc. shall direct Escrow Bank to RETAIN the remaining funds until EnergyNet.com, Inc. receives written instructions executed by SELLER and BUYER as to the disposition and disbursement of such funds or until ordered by final court order, decree or judgment, that has not been appealed, to deliver such funds to a particular party, in which event such funds shall be delivered in accordance with such instruction, order, decree or judgment.

C.	BUYER HEREBY INDEMNIFIES AND AGREES TO HOLD ENERGYNET.COM, INC. AND ITS OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST ANY LIABILITY, CLAIM, DAMAGE, HARM, COST OR EXPENSE (INCLUDING REASONABLE ATTORNEY’S FEES, AND COURT COSTS) RESULTING OR ARISING FROM BREACHES BY BUYER UNDER THIS AGREEMENT AND ANY AND ALL CAUSES OF ACTION RELATED TO OR ARISING FROM BUYER’S DUTIES UNDER THIS AGREEMENT AND AS A RESULT OF OR ARISING FROM BUYER’S DUTIES OWED TO THE SELLER OUTSIDE OF THIS AGREEMENT.

ALL INDEMNIFICATIONS EXTEND TO THE BENEFIT OF THE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS AND ASSIGNS OF EACH INDEMNIFIED PARTY. ALL INDEMNITIES SURVIVE THE TERM OF THIS AGREEMENT.

21. Term of Agreement

The term of this Agreement, including any subsequent amendments hereto, is for one (1) year from the date BUYER executes this Agreement. Notwithstanding this one (1) year term, BUYER acknowledges and understands that the terms and provisions of this Agreement may be changed or amended from time to time by EnergyNet.com, Inc., and that BUYER’S use of EnergyNet.com, Inc.’s Website to bid or make offers on Oil and Gas Properties will be subject to and governed by the terms of the Buyer’s Agreement posted on EnergyNet.com, Inc.’s website as of seven days prior to the beginning date of the Sale Process.

BUYER UNDERSTANDS THAT IT IS BUYER’S RESPONSIBILITY AND DUTY TO READ BUYER’S AGREEMENT TO PURCHASE OIL AND GAS PROPERTIES SEVEN DAYS PRIOR TO THE BEGINNING DATE OF ANY SALE PROCESS IN WHICH BUYER WISHES TO PARTICIPATE. BY PARTICIPATING IN SUCH SALE PROCESS OR ANY SUBSEQUENT NEGOTIATIONS, BUYER AGREES TO BE BOUND BY THE TERMS OF SUCH BUYER’S AGREEMENT.

22. Restrictions on Purchases Outside of this Agreement

Buyer will not take any action designed to prevent EnergyNet.com, Inc. from receiving its commission for the sale of Properties listed on its Website. Buyer acknowledges that EnergyNet.com, Inc. has the exclusive right to sell the Properties listed on its Website. Buyer agrees that it will not use the information on the Website for pursuing in any manner the purchase of Properties listed on the Website unless any such purchase is pursuant to this Agreement. Buyer agrees that neither Buyer nor any representative or intermediary of Buyer will offer to purchase from a Seller any Property listed by EnergyNet.com, Inc. on the Website, except as provided by EnergyNet.com, Inc. through its Sale Process. Any such offer constitutes an event of default by Buyer. For a period of six months from the posting of information on a particular Property on the Website, Buyer further agrees that Buyer will not purchase any such Property, other than pursuant to this Agreement or with the prior written consent of EnergyNet.com, Inc. Buyer acknowledges that EnergyNet.com, Inc. has spent considerable time and expense to attract potential sellers and to acquire and assimilate the information available to Buyer on the Website. Buyer further acknowledges that the damages suffered by EnergyNet.com, Inc. for Buyer’s breach of any provision of this Agreement will be impossible to specifically identify. In the event that Buyer breaches any provision in this paragraph, Buyer agrees that EnergyNet.com, Inc. will be entitled to recover from Buyer, as liquidated damages, the amount of the commission EnergyNet.com, Inc. would have received if the Buyer had purchased the Property pursuant to this Agreement.

23. Miscellaneous

23.1	Governing Law and Litigation Costs. BUYER acknowledges and agrees that this Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and the exclusive venue for any action by BUYER or SELLER arising under this Agreement shall be the Federal District Court for the Northern District of Texas, Amarillo Division and the Texas District Court for Potter County, Texas. The assignment and matters pertaining to the Properties will be governed by and interpreted in accordance with the laws of the states in which the Properties are located. Auctions are conducted at the discretion of William W. Britain, Texas Auctioneer License AUCTNR00013136. In the event that any party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party, including reasonable attorney fees.

23.2	Severability. BUYER acknowledges and agrees that if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule or law, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability and all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in a materially adverse manner with respect to either party.

23.3	Waiver. Each party acknowledges and agrees that no waiver by either party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other portions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

23.4	Captions. BUYER acknowledges and agrees that the titles and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

23.5	Notices. BUYER acknowledges and agrees that any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery including, without limitation by telecopier or facsimile or by depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner herein above described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows.

If to: BUYER:

If to:	EnergyNet.com, Inc. 7201 W. Interstate 40, Ste 319 Amarillo, TX 79106 Attn: William W. Britain, President

The address of any party for notice purposes may be changed by such party by giving two days written notice of such change to all other parties to the Agreement.

23.6	Entirety and Amendments. NOTWITHSTANDING PARAGRAPH 21 OR ANY OTHER LANGUAGE CONTAINED HEREIN TO THE CONTRARY, BUYER acknowledges and agrees that this Agreement and all attached Exhibits and the instruments delivered or required to be delivered pursuant hereto supersede all prior negotiations, understandings and agreements between the parties relating to the subject matter hereof and constitute the entire understanding and agreement between the parties with respect thereto; and no alterations, modifications, amendments or changes in the Agreement shall be effective or binding unless the same shall be in writing and shall have been executed by BUYER and EnergyNet.com, Inc.

23.7	Execution. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original for all purposes. No single counterpart of this Agreement need be executed by each party so long as each party shall have executed at least one counterpart. Facsimile and electronically transmitted signatures shall be valid.

In witness whereof, the parties have executed this Agreement as of the day and year first set forth above.

BUYER		ENERGYNET.COM, INC.
By:		By:

	Printed or Typed Name and Title		Printed or Typed Name and Title of Registered Principal
By:

Printed or Typed Name and Title of Registered Representative

Exhibit “A”

Seller’s Agreement for the Sale of Oil and Gas Properties

THIS AGREEMENT for the Sale of Oil and Gas Properties is entered into this _____ day of __________, 20 __, between EnergyNet.com, Inc., 7201 W. Interstate 40, Ste 319, Amarillo, TX 79106 and __________Intentionally Left Blank__________(hereinafter “SELLER”) whose address is __________Intentionally Left Blank__________ whose EnergyNet Seller ID (Username) is __________Intentionally Left Blank__________

IN CONSIDERATION of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SELLER and EnergyNet.com, Inc. agree as follows:

Exclusive Right to Sell

SELLER hereby grants to EnergyNet.com, Inc. the exclusive right to sell the Properties of SELLER identified by SELLER on any “Property Listing Agreement” (hereinafter “Property List”) or “Final Approval” submitted by SELLER to EnergyNet.com, Inc. (hereinafter “Property” or “Properties” whether used in the singular or plural tense or properties making up a lot). An example of a Property List is attached as Exhibit “B”. An example of a Final Approval is attached as Exhibit “C”. The sale of the Properties will be subject and pursuant to the terms and conditions of this Agreement as may be amended as provided herein, any additional terms as posted on the Lot or Property Narrative or Property Information Page or Additional Information on the EnergyNet.com, Inc. Website (“the Website”), and additional terms on the Property Lists and Final Approvals that have been accepted by EnergyNet.com, Inc. in a writing executed by EnergyNet.com, Inc. In the event of any conflict in terms and conditions, the terms and conditions of a Final Approval executed by both SELLER and EnergyNet.com, Inc. will control.

Sale of Properties in Auction or Sealed Bid

In the Auction, Sealed Bid or other designated sale method (hereinafter “Sale Process”), SELLER may offer Properties for sale with or without a minimum reserve sales price. A specific date and time can be designated for the beginning and ending dates that potential BUYERS may make bids or offers on the Property in the Sale Process. The BUYER with the highest bid or offer at the ending time and date whose bid or offer meets the minimum reserve sales price (if any) or the BUYER whose bid or offer is accepted by SELLER, will be obligated to purchase the Property for that price.

Seller’s Representations, Agreements, Warranties and Assurances

1. Ownership

SELLER, if an individual, represents SELLER is of legal age and has the capacity to enter into this Agreement. SELLER represents it is the sole owner, agent, fiduciary or trustee of Properties identified by SELLER on each Property List and Final Approval submitted to EnergyNet.com, Inc. If SELLER is a corporation, partnership or limited liability company, SELLER warrants and represents that the consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of the applicable Articles of Incorporation, By-Laws, Partnership Agreements, and/or Company Agreements and that the transactions contemplated by this Agreement have been duly and validly authorized by SELLER. Except as specifically set forth in this Agreement, SELLER represents that its execution of this Agreement will not conflict with or result in any breach, violation or default of any contract, loan, note or credit agreement of SELLER. SELLER further represents that no third party consent is required for SELLER to sell Properties. SELLER further represents that there is no litigation, proceeding or investigation pending or threatened against SELLER relating in any way to the Properties. SELLER further represents that, except as set forth on the Property Information Sheet, the Properties listed are free and clear from all encumbrances, liens, mortgages, pledges, production payments, and security interests created by SELLER, and any other defects of title that adversely affect or interfere with the operation or use of the Properties as currently operated or used or the ownership or value thereof. SELLER has not incurred any obligation or liability contingent or otherwise other than those usual in day-to-day management, and SELLER has the authority to enter into this Agreement and to fully and freely convey the Properties identified on each Property List and Final Approval submitted. SELLER will not assign, dispose or encumber any Property submitted on an Property List or Final Approval Sale Term during the Sale Term identified in Paragraph 19, without the prior written consent of EnergyNet.com, Inc.

SELLER is to disclose to EnergyNet.com, Inc., for review by potential BUYERS, all mortgages, liens, encumbrances and contractual obligations that burden the Properties. SELLER is to provide EnergyNet.com, Inc., for review by potential BUYERS, all pertinent documentation and releases as to outstanding mortgages, liens, encumbrances and contractual obligations if noted in said Property Information Sheet or if discovered by potential BUYERS ten (10) working days prior to activation of the Property by EnergyNet.com, Inc. for review by potential BUYERS. SELLER agrees and acknowledges that certain Properties subject to mortgage liens may be subject to the mortgagee attending the closing, receiving funds to fully satisfy said mortgage and pay all costs associated with any such release or recording of any release. Certain permitted encumbrances are allowed such as gas imbalances and preferential rights of purchase that are discussed below, SUBJECT TO FULL DISCLOSURE OF THE SAME AND ACCEPTANCE THEREOF BY BUYER. Such Acceptance by BUYER shall be by BUYER’S placement of any bid or offer on said Properties.

SELLER represents SELLER is engaged in the business of exploration for or producing oil, gas and other minerals as an ongoing business.

2. Furnishing of Information

SELLER hereby agrees to provide, if reasonably obtainable, to EnergyNet.com, Inc. all well data that is listed on EnergyNet.com, Inc.’s Property Information Sheet attached as Exhibit “D” hereto; further, upon request of EnergyNet.com, Inc. or a potential BUYER, SELLER agrees to cooperate and furnish all applicable data requested outside of data presented on the Exhibit “D”, if reasonably obtainable and in SELLER’S possession, being all records and instruments relating to the leases including, without limitation, title opinions, title reports and curative materials, gas purchase contracts, gathering and transportation agreements, processing agreements, gas balancing agreements, operating agreements, joint venture agreements, well data, production, pricing and operating expense data or other files maintained by SELLER covering such Properties. SELLER must provide the information to EnergyNet.com, Inc. in Exhibit “D” twenty (20) working days prior to activation of the Property by EnergyNet.com, Inc. SELLER agrees and represents that SELLER will delete, redact or cover Personal Information included in all data and information furnished to EnergyNet.com, Inc. or a potential BUYER. Personal Information includes social security numbers, driver’s license numbers, credit card numbers, and information related to assets or financial accounts owned by individuals unless directly related to the Properties.

SELLER must provide a fully executed original Assignment and/or Bill of Sale to EnergyNet.com, Inc. Such Assignment should be drafted, notarized and executed in accordance with the applicable state laws in which the Properties are located. If any of the Properties include oil and gas leases from any governmental agencies, SELLER agrees to execute and deliver to BUYER an assignment of such leases on the forms prescribed by such governmental agencies, subject to the reservations or limitations listed on the applicable Property List, Final Approval, or Property Information Sheet. In addition, for the sale of operated Properties, SELLER is to furnish EnergyNet.com, Inc., at least ten (10) working days prior to activation of the Property by EnergyNet.com, Inc. a fully executed, notarized, if required, original Change of Operator form or other form or forms necessary for the transfer of operations in the state in which the Properties are located.

EnergyNet.com, Inc. will not allow a Property or Lot to be viewed on the Website until such time as the herein required original executed conveyancing documents and other documents and information requested of SELLER hereunder are received by EnergyNet.com, Inc.

SELLER hereby consents and acknowledges that all information furnished will be available to third parties, including pre-approved prospective, qualified and accredited BUYERS to download the information from the EnergyNet.com, Inc. Website, or receive data by other means. SELLER further consents and agrees that the Property Information Sheet and all other data furnished by SELLER may be circulated, published and distributed by EnergyNet.com, Inc.In no event will SELLER be required or obligated to deliver to any BUYER any proprietary or confidential information, including but not limited to geology, geophysical, seismic, or other information, that, in SELLER’S reasonable determination, it is prohibited from disclosing by contract.

SELLER hereby consents and grants to EnergyNet.com, Inc. the limited use of its logos, trademarks and promotional designs for use on EnergyNet.com, Inc.’s Property Listing, information and brochures whether on the Website or published in a brochure.

SELLER will review all information and well data posted by SELLER and or EnergyNet.com, Inc. and notify EnergyNet.com, Inc. of any corrections or clarifications to be made by EnergyNet.com, Inc. SELLER HEREBY INDEMNIFIES AND AGREES TO HOLD ENERGYNET.COM, INC. AND ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND REPRESENTATIVES HARMLESS FROM AND AGAINST ANY LIABILITY, CLAIM, DAMAGE, HARM, COST OR EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES AND COURT COSTS) THAT ENERGYNET.COM, INC. MAY SUFFER OR INCUR IN THE PERFORMANCE OF SELLING THE PROPERTIES, INCLUDING ENTERING AND POSTING WELL DATA AND OTHER INFORMATION RELATING TO THE PROPERTIES, INCLUDING PERSONAL INFORMATION, PROVIDED BY THE SELLER TO ENERGYNET.COM, INC. FOR POSTING ON THE WEBSITE ON BEHALF OF SELLER.

3. Resale of Properties

Except and unless SELLER notifies EnergyNet.com, Inc. in writing to the contrary, SELLER hereby acknowledges and states that the Properties to be posted for sale on the Website by SELLER were not acquired by SELLER with a view to resale, unless the SELLER was forced to acquire the mineral or property interest in a package in order to obtain other Properties in the package.

4. No Fractionalization of Mineral Interests

SELLER hereby acknowledges and confirms that the definition of “Mineral Interest” means an interest in or under oil, gas or mining lease, fee or title, including real property from which the minerals have not been severed or contracts relating thereto. SELLER hereby acknowledges and states that the prospective sale of the Properties will not involve the fractionalization of the Mineral Interest for purposes of applicable securities laws, which means that there will be no sharing of the Mineral Interest through concurrent ownership. Where all SELLER currently owns is a partial Mineral Interest in the Properties (such as a royalty, overriding royalty, or undivided fractional working interest), this non-fractionalization requirement is met if SELLER does not retain concurrent ownership in the Properties, such as a tenancy in common or a joint tenancy. Moreover, the SELLER shall not be considered to be fractionalizing its Mineral Interest in the Properties for this purpose where SELLER retains only a royalty or an overriding royalty interest, or where the SELLER horizontally severs the Properties by retaining a Mineral Interest, including a working interest, in a separate horizontal zone that is distinguishable from the zones being conveyed or severs and sells only the wellbore. SELLER further represents that (i) the Properties are offered free of any agreement by SELLER (or any affiliated or related party) to provide for future development of the Properties and (ii) it will not directly or indirectly otherwise exercise control over the management of the Properties being conveyed or offer incidental service for the management or exploration of the Properties unless SELLER is the operator of the Properties.

5. Securities

SELLER hereby acknowledges and confirms that the Properties to be offered for sale on the Website are not intended or considered by EnergyNet.com, Inc. to be “securities,” including an investment contract, under applicable securities laws. Notwithstanding the foregoing, there can be no assurance that a judicial tribunal and/or applicable regulatory agency will not take a contrary position.

6. Environmental Liabilities

SELLER hereby acknowledges and agrees that prior to closing on the subject Properties, it is responsible for any and all losses attributable to any and all environmental events or impacts, including without limitation, damage to property, injury or death of persons or other things, natural resource damages, CERCLA response costs, environmental remediation and restoration, costs or fines or penalties, arising out of or attributable to, in whole or in part, either directly or indirectly, the ownership, condition or operation of the Properties at any time prior to closing. Upon the closing of the purchase of subject Properties by the BUYER, future responsibility for environmental damages and/or impacts occurring after closing date passes to the BUYER, and SELLER remains responsible for environmental damages and/or impacts occurring prior to closing of the sale of the subject Properties.

7. Royalty, Overriding Royalty and Working Interest and Contractual Liabilities and Operation Liabilities

SELLER hereby acknowledges and agrees that any and all liabilities related to SELLER’S obligations to pay royalties, overriding royalties and contractual obligations under Oil and Gas Leases, Joint Operating Agreements and liabilities associated with the ownership, condition or operation of the subject Properties remain SELLER’S liability from SELLER’S period of ownership to the effective date of the assignment. Upon closing, BUYER assumes all such liabilities associated with ownership of the Properties, accruing after the effective date of the assignment.

8. No Warranties (Express or Implied)

Notwithstanding any provision contained in this Agreement to the contrary, SELLER agrees that the conveyance of the Property, wells, equipment or other Property located thereon shall be without warranty whatsoever, express, statutory, or implied as to description, title, condition, quality, fitness for purpose, merchantability, or otherwise. SELLER makes no representation or warranty whatsoever as to the physical condition of the Property. SELLER has made no statements or representation concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the Property. ALL PROPERTY IS SOLD ON AN “AS IS, WHERE IS” CONDITION. SELLER acknowledges and agrees that BUYER shall have the right to full substitution and subrogation in and to any and all rights and actions of warranty that SELLER has or may have against any and all preceding owners or vendors of the Property.

9. Title

SELLER is to provide to EnergyNet.com, Inc. all instruments of title to the subject Properties prior to activation of the Property by EnergyNet.com, Inc. for review by potential BUYERS. If SELLER fails to timely deliver its assignments, the BUYER agrees to accept such assignment “AS IS”, in its form and substance as prepared by SELLER when delivered by SELLER to EnergyNet.com, Inc. SELLER does not warrant title either express or implied and all title to the Property is on an “AS IS” basis. It is the duty of the BUYER to satisfy himself as to whether the title is marketable, defensible or acceptable to the BUYER.

10. Lesser Interest

SELLER hereby acknowledges and agrees that if the Properties conveyed by the SELLER is of lesser interest than what is represented on the Property Information Sheet and associated data, or any modifications or changes thereto and BUYER contacts the SELLER within sixty (60) days from the date of the sale as to the difference in interest, it is agreed that SELLER must, within thirty (30) days following receipt of written notification and accompanied by adequate proof of said lesser interest, at its option and by written notice to BUYER:

(a)	refund a pro-rata share of the purchase price based on the amount of the interest lost compared to the total price paid for the full or represented interest, or

(b)	cure the defect that is attributed to the lesser interest, subject to the BUYER’S reasonable satisfaction of the recovery and confirmation of the lost interest, or

(c)

rescind the sale and refund to BUYER the amount paid for the Property plus all recording costs associated with the sale of the Property and BUYER will reassign the same, such assignment to be effective the same date of the SELLER’S assignment to BUYER.

If SELLER elects to cure the defect pursuant to clause (b) above, the SELLER has sixty (60) days from the date SELLER makes the election to cure the defect. If SELLER does not cure the defect within this sixty (60) day time period, BUYER may elect either the remedy set forth in clause (a) above or the remedy set forth in clause (c) above, by providing written notice to SELLER. If SELLER does not make the election in writing within the thirty (30) day period, SELLER agrees that BUYER may elect either the remedy set forth in clause (a) above or the remedy set forth in clause (c) above, by providing written notice to SELLER within thirty (30) days after the expiration of SELLER’S option period. EnergyNet.com, Inc. shall be entitled to retain any commission paid by SELLER, and BUYER’S sole remedy shall be against SELLER.

11. Gas Imbalances

All Properties shall be sold without warranty on an “AS IS, WHERE IS” basis. No adjustment in the purchase price shall be made as a result of an inaccuracy in the estimated gas imbalance amount disclosed by SELLER to EnergyNet.com, Inc. for review by potential BUYERS. SELLER shall provide information it believes accurate as to the status of gas imbalances for the offered Properties, but makes no representations or warranties as to the accuracy of such information.

SELLER acknowledges and agrees that Properties to be posted for sale on the Website may be subject to gas imbalances pursuant to Gas Balancing Agreements between working interest parties or in the absence of agreements between the working interest parties in the unit. As to interests subject to Gas Imbalance Agreements, SELLER agrees to fully disclose the Gas Balancing Agreement in the Property Information Sheet, and SELLER will present therein the last production figures available as to gas imbalances on the subject properties. It is the BUYER’S responsibility to monitor the gas imbalance from the effective date of the last Gas Balance Statement to the effective date of assignment. However, SELLER agrees to provide up to date figures on gas imbalances as they occur either prior to or during the Sale Process or subsequent negotiations, all properties sold with gas imbalances are the responsibility of the BUYER upon the effective date of the assignment.

SELLER acknowledges and agrees that the consideration paid by the BUYER includes the acceptance by the BUYER of the either over or under production on the Properties. BUYER is responsible for removing or clearing any balancing obligation. BUYER shall indemnify and hold SELLER and EnergyNet.com, Inc. harmless as to any and all claims of gas imbalances or liabilities either before or after the effective date of the assignment. If within sixty (60) days from the date of sale of the properties, BUYER notifies SELLER that the amount of SELLER’S over production gas imbalance is understated by at least 50% in the Property Information Sheet or in any other information provided by SELLER, and uploaded to the Website, or by subsequent statements prior to sale on the Website by SELLER and BUYER notifies SELLER of the amount of overproduction within the sixty (60) day period providing SELLER with written evidence of said overproduction, BUYER, may, at the sole option of the BUYER, void the sale. In the event, BUYER voids the sale of the Property, SELLER shall return to BUYER the purchase price plus pay all recording costs associated with the sale of such Property. BUYER will assist SELLER in the drafting and execution of any conveyancing documents, of which SELLER will pay all recording fees. In addition, SELLER agrees to pay and will be liable and responsible to pay to EnergyNet.com, Inc. a sum equal to the commission that would have been realized on said Property had the sale not been declared void by the BUYER, as described and calculated in accordance with Exhibit “E” attached hereto and made a part hereof.

12. Indemnifications

A.

As to any breach between BUYER and SELLER as to the purchase of the Property, SELLER agrees that EnergyNet.com, Inc. and its officers, directors, employees, shareholders, agents, representatives, contractors, successors and assigns are not liable to the SELLER for any breach resulting from BUYER’S failure to close the sale of the Properties or any other breach of duty owed to the SELLER from the BUYER by nature of BUYER’S agreement with EnergyNet.com, Inc. or any other agreements between the parties. SELLER’S sole remedy is against the BUYER.

B.

If prior to the date the escrowed funds are disbursed, a dispute arises between SELLER and BUYER as to the proper disbursement of such funds to be made by EnergyNet.com, Inc., EnergyNet.com, Inc. is hereby authorized to receive from Escrow Bank any commission or other fees payable to EnergyNet.com, Inc. as provided for herein, and EnergyNet.com, Inc. shall direct Escrow Bank to retain the remaining funds until EnergyNet.com, Inc. receives written instructions executed by SELLER and BUYER as to the disposition and disbursement of such funds or until ordered by final court order, decree or judgment, that has not been appealed, to deliver such funds to a particular party, in which event such funds shall be delivered in accordance with such instruction, order, decree or judgment.

C.

SELLER HEREBY INDEMNIFIES AND AGREES TO HOLD ENERGYNET. COM, INC. AND ITS OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS AND ASSIGNS HARMLESS FROM AND AGAINST ANY LIABILITY, CLAIM, DAMAGE, HARM, COST OR EXPENSE (INCLUDING REASONABLE ATTORNEY’S FEES, AND COURT COSTS) RESULTING OR ARISING FROM BREACHES BY SELLER UNDER THIS AGREEMENT AND ANY AND ALL CAUSES OF ACTION RELATED TO OR ARISING FROM SELLER’S DUTIES UNDER THIS AGREEMENT AND AS A RESULT OF OR ARISING FROM SELLER’S DUTIES OWED TO THE BUYER OUTSIDE OF THIS AGREEMENT.

ALL INDEMNIFICATIONS IN THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO, PARAGRAPH 2 HEREOF) EXTEND TO THE BENEFIT OF THE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS, REPRESENTATIVES, CONTRACTORS, SUCCESSORS, AND ASSIGNS OF EACH INDEMNIFIED PARTY, AND SUCH PERSONS ARE THIRD PARTY BENEFICIARIES OF THIS AGREEMENT. ALL SUCH INDEMNITIES SURVIVE THE TERM OF THIS AGREEMENT.

13. Commission and Fees Agreement

SELLER hereby agrees to pay to EnergyNet.com, Inc. the fees and/or commission as set out in Exhibit “E” attached hereto based on the gross sales price for each Property, or lot sold on the Website; or by mutually agreed upon other means of sale between SELLER and EnergyNet.com, Inc., including but not limited to a sale negotiated by the parties subsequent to the Sale Process. For the purpose of determining Commission, gross sales price shall mean the total of all cash, plus the fair market value of all other non-cash forms of payment received by SELLER in connection with a sale.

14. Effective Date and Closing

The date of sale for Properties sold in the Sale Process is when BUYER is declared to be the successful bidder on SELLER’S Property as declared by EnergyNet.com, Inc. The date of sale for Properties sold as the result of negotiations following the Sale Process is the date SELLER and BUYER agree upon a sales price.

SELLER further agrees to provide to BUYER within ten (10) days after notification to SELLER of receipt of funds by EnergyNet.com, Inc. all original files, records, information and data, whether written or electronically stored, relating to the Properties, including without limitation, all leases, contracts, well data, gas contracts and accounting files maintained by the SELLER covering the Properties. SELLER is not required to deliver to BUYER any proprietary or confidential information including, but not limited to, geological, geophysical, seismic or other information, that in SELLER’S reasonable determination, is prohibited by contract from disclosing.

BUYER has the responsibility to notify any operators and or disbursers of revenue of any change in ownership. Following the effective date of a sale, SELLER agrees (1) to cooperate with BUYER as necessary to replace SELLER with BUYER as the appropriate recipient of revenue from operators and disbursers of revenue; and, (2) to execute documents as may be required by operators or disbursers of revenue to confirm any change in ownership.

SELLER acknowledges and agrees that the effective date of sale is the date reflected in SELLER’S assignment, which date should be the first (1st) day of the month prior to or after the date of the sale.

SELLER acknowledges and agrees that since BUYERS are not at the physical location of the sale, but on the World Wide Web, the total amount of funds to purchase the Property are to be received by designated Escrow Bank (currently the Wells Fargo Bank of Amarillo, Texas; provided however, that EnergyNet.com, Inc. may, from time to time, at its sole discretion, change the Escrow Bank to another bank of its choice in Texas) by one of the following methods.

A.	Wire transfer from BUYER’S bank or financing institution made payable to EnergyNet.com, Inc. (the Wells Fargo Bank of Amarillo, Texas as escrow agent).

B.

Next day delivery overnight mail from BUYER to EnergyNet.com, Inc. Funds must be either certified or check pre-approved by EnergyNet.com, Inc., or, made payable to EnergyNet.com, Inc. (the Wells Fargo Bank of Amarillo, Texas, as escrow agent).

C.

Hand or carrier delivered to EnergyNet.com, Inc. at its offices at 7201 W. Interstate 40, Ste 319, Amarillo, TX, 79106, with funds made payable to EnergyNet.com, Inc., (the Wells Fargo Bank of Amarillo, Texas, as escrow agent).

D.

In addition to the purchase price, BUYER will, by payment of any of the methods listed above in paragraph A, B or C and within the time provided for below, pay the applicable recording fees, sales tax, if any, and handling/administrative fees due EnergyNet.com, Inc. associated with BUYER’S purchase.

Escrow Bank is to be considered as a depository only for funds escrowed pursuant to this Agreement, and it shall hold and disburse such funds solely on the basis of written instructions it receives from EnergyNet.com, Inc. Escrow Bank shall be entitled to rely at all times on the written instructions given to it by EnergyNet.com, Inc. without any necessity of verifying the authority therefore. Neither SELLER nor BUYER shall have any authority to give instructions to or otherwise direct the actions of Escrow Bank with respect to the escrowed funds. ESCROW BANK SHALL NOT AT ANY TIME BE HELD LIABLE FOR ACTING IN ACCORDANCE WITH THE WRITTEN INSTRUCTIONS IT RECEIVES FROM ENERGYNET.COM, INC. ENERGYNET.COM, INC., SELLER AND BUYER AGREE TO SAVE AND HOLD ESCROW BANK HARMLESS FROM ANY LOSS AND FROM ANY CLAIMS OR DEMANDS ARISING OUT OF ACTIONS TAKEN OR OMITTED TO BE TAKEN BY ESCROW BANK PURSUANT TO SUCH WRITTEN INSTRUCTIONS AND HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ESCROW BANK FROM ANY ALL CLAIMS, EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES INCURRED BY ESCROW BANK) OR DEMANDS FOR LOSSES ARISING OUT OF ITS ACTIVITIES AS ESCROW BANK.

THE INDEMNITIES HEREUNDER IN FAVOR OF ESCROW BANK SURVIVE THE TERM OF THIS AGREEMENT.

SELLER acknowledges and agrees that BUYER shall have two (2) full banking days to complete the transfer of funds, unless the parties both agree otherwise in writing.

Unless otherwise provided in the assignment to be delivered to BUYER,

(a)	SELLER is entitled to receive all production (including oil in the tanks), revenues and joint interest billings accruing prior to the effective date of the assignment to BUYER, and

(b)	SELLER is obligated to pay all expenses related to operation and control of the Properties incurred prior to the effective date of said assignment.

(c)	SELLER and BUYER shall be solely responsible for all post sale settlements and adjustments, including but not limited to the proration of production, revenues and expenses.

(d)

SELLER AGREES TO INDEMNIFY AND HOLD BUYER HARMLESS AS TO ALL EXPENSES INCURRED PRIOR TO THE EFFECTIVE DATE OF THE ASSIGNMENT AND TO PAY BUYER’S REASONABLE COSTS, LEGAL OR OTHERWISE, RELATING TO ANY SUCH EXPENSES NOT PAID BY SELLER.

Upon disbursement of escrowed funds in the Escrow Bank, SELLER acknowledges and agrees that EnergyNet.com, Inc. shall immediately receive its commission from Escrow Bank net of Listing Fee for Minimum Reserve Price Property Listings, if any, as set out in the EnergyNet.com, Inc.’s Fees and Commission Schedule as set out in Exhibit “E”, attached hereto. All funds will be held in escrow until SELLER provides all executed documents of conveyance and any other documents that are required under the terms of this Agreement.

SELLER acknowledges and agrees that settlement can be withheld if SELLER fails to provide requisite assignments or conveyancing documents or if SELLER has failed to obtain waiver of preferential rights, consents to assignments, releases or subordination of encumbrances or any other duty of SELLER to assist or assign the Properties to BUYER.

The assignment is to be recorded in the applicable jurisdiction by EnergyNet.com, Inc. EnergyNet.com, Inc. upon receipt of executed, conveyancing documents and mailing of same for recording will direct Escrow Bank to release all funds to EnergyNet.com, Inc. for disbursement to SELLER minus commissions, sales tax, and other applicable fees, if any, associated with the sale of SELLER’S Properties incurred by EnergyNet.com, Inc., within ten (10) banking days of receipt of such funds from BUYER, provided funds have cleared the Escrow Bank or until funds are available for distribution under the terms of this Agreement. In no event shall any conveyancing document be sent for recording prior to confirmation that 100% of the applicable purchase price and all other sums due from BUYER are received by EnergyNet.com, Inc. and placed in Escrow. BUYER agrees to pay sales tax, if any, recording fees and EnergyNet.com, Inc.’s administrative handling fee.

15. Buyer’s Agreement

SELLER acknowledges and agrees that its sale of Properties is subject to terms and conditions of the BUYER’S AGREEMENT TO PURCHASE PROPERTIES (the “Buyer’s Agreement”), and hereby states that SELLER has read and understands the same.

16. Buyer’s Default

SELLER acknowledges and agrees that if a BUYER defaults for any reason after the date of sale but prior to the date of closing and does not tender the requested total purchase funds to the Escrow Bank within the required time, SELLER, and EnergyNet.com, Inc. will have the option to do the following:

A. Declare the sale void and sell the Property to the next highest bidder who has the option to tender the full amount of its bid or offer to the Escrow Bank within two (2) banking days of notification.

B. Remove the Property from the Website and at SELLER’S election, offer the Property for resale at a future date.

SELLER acknowledges and agrees that if the BUYER has tendered full or partial funds to the Escrow Bank and then subsequently defaults as to other terms and conditions as set forth in the Buyer’s Agreement, EnergyNet.com, Inc. will receive its commission as set out in Exhibit “E” from the tendered funds deposited in the Escrow Bank. EnergyNet.com, Inc. will be relieved of any further obligations under such sale and SELLER’S sole remedy for performance or damages is against the BUYER.

17. Seller’s Default

As used in this Agreement, “Commission Damages” means the commissions or fees EnergyNet.com, Inc. would have received, if a sale has been consummated, calculated pursuant to the Fees and Commission Schedule attached as Exhibit “E” or as agreed in the Property List or Final Approval based upon the greater of 1) the gross sales price of the Properties if SELLER sold the Properties to any party not participating in the sale pursuant to a Buyer’s Agreement (“Outside Party”), or 2) the SELLER’S estimated property value as identified in the Property List or Final Approval. In the event that SELLER defaults for any reason under this Agreement, including but not limited to, the sale of any or all of the SELLER’S Property that is subject to this Agreement, Property List or Final Approval, to any Outside Party, EnergyNet.com, Inc. shall be entitled, at its sole option, to recover Commission Damages from the SELLER or to receive from the Escrow Bank its Commission Damages. In the event of default by SELLER, EnergyNet.com, Inc. will also be entitled to any additional damages, costs and fees as allowed under other provisions of this Agreement, at law or in equity.

18. Preferential Rights

SELLER acknowledges and agrees that certain Properties may be subject to preferential rights of purchase, consents or permission to assign by nature of Joint Operating Agreements and other agreements between third parties and SELLER.

SELLER agrees that upon closing of the Properties subject to preferential rights, it will within five (5) business days distribute the appropriate notification to the owners of all preferential rights pursuant to the terms of the preferential rights agreement. SELLER agrees to provide EnergyNet.com, Inc. copies via fax of the Consent to Assign or Preferential Right letters as they are sent out. SELLER further agrees to advise EnergyNet.com, Inc. of the status of such letters so that BUYER can be informed on a timely basis. SELLER will either obtain waivers of the preferential rights, obtain constructive waiver by failure of the third party to exercise the same within the allotted time period or will notify BUYER and EnergyNet.com, Inc. of the third party’s desire to purchase said Property on the same terms and conditions, which includes the payment of the commission and expenses due to EnergyNet.com, Inc. All proceeds paid by BUYER will be refunded to the BUYER upon SELLER receiving proceeds from the party exercising the preferential right to purchase.

SELLER further agrees and consents that if a Property is sold on the Website for over $300,000 and such Property is subject to a preferential right of purchase,

SELLER agrees that BUYER is to tender only 25% of the purchase price of such Property to the Escrow Bank until such time as the preferential right is exercised or waived by the holders of the same. If the preferential right is exercised by a third party or parties, SELLER agrees to pay to EnergyNet.com, Inc. the commission as set forth on Exhibit “E” upon tender of funds from third party or parties to SELLER. If such third parties do not exercise the preferential right of purchase, SELLER shall notify EnergyNet.com, Inc. and BUYER of the waiver, and BUYER will tender the remaining 75% purchase price balance to the Escrow Bank within two (2) full banking days of such notification by SELLER. SELLER agrees to pay to EnergyNet.com, Inc. the commission as set forth on Exhibit “E” upon tender of funds from the BUYER to SELLER.

19. Sale Term

The Sale Term shall begin on the day SELLER submits a Property List or Final Approval and shall end sixty days following the Closing Date identified in the Property List or Final Approval or sixty days after the Sale Term begins, whichever is later. The Sale Term and the exclusivity referenced in paragraph 1 will only apply to Properties identified on a Property List or Final Approval submitted by SELLER.

20. Sale of Properties Prior to Sale by EnergyNet

If within the Sale Term SELLER enters into a contract to sell such Property or Properties or sells, exchanges or otherwise transfers a legal or equitable interest in such Property or Properties to any person, SELLER agrees to pay EnergyNet.com, Inc. Commission Damages as defined in paragraph 17. The term “person” is broadly construed to include any individual or entity in any capacity.

21. No Reserve or Minimum Reserve

SELLER acknowledges and agrees that any Property or Properties posted for sale on the Website shall be offered for sale, at SELLER’S option, on a basis of “no reserve” or on a basis of “minimum reserve”

For the purpose of this Agreement, a “no reserve” basis sale is defined as SELLER’S acceptance of the sale of the Properties with no minimum monetary amount.

For the purpose of this Agreement, a “minimum reserve” basis sale is defined as SELLER’S request for Properties to be sold for not less than a specified minimum monetary amount.

SELLER agrees that Properties sold on a “no reserve” basis are to be entered into the Sale Process until sold to the highest bidder as declared by EnergyNet.com, Inc. “Minimum Reserve” Properties are sold to the highest bidder within the time period set for the Sale Process only when the highest bid or offer entered equals or exceeds the minimum monetary amount for the Property. “Minimum Reserve” properties failing to be sold within the time period set for the Sale Process may be sold during the Sale Term during subsequent negotiations if a Buyer makes a bid or offer meeting or exceeding the minimum reserve price for the Properties. EnergyNet.com, Inc. has the sole discretion to declare the highest bidder, arbitrate disputed bids and declare any changes in the Properties or lots being sold. All sales are final when EnergyNet.com, Inc. declares the BUYER to be the highest bidder on the Property.

SELLER agrees that in the event the “minimum reserve amount” is not met during the Sale Term, SELLER may list the Property in a subsequent minimum reserve Sale Process. In the event the Property is listed in a subsequent minimum reserve Sale Process, SELLER will not be required to pay an additional Listing Fee for Minimum Reserve Price Property Listings as set out in Exhibit “E” to EnergyNet.com, Inc.

22. Purchase Representatives of Buyer

SELLER acknowledges and agrees that BUYER may by executed Power of Attorney designate certain individuals to bid, make offers or negotiate and purchase Properties posted for sale on the Website.

Compensation, if any, is to be paid solely by BUYER to the representative.

23. Non-Competition of Seller

SELLER hereby acknowledges and agrees that neither SELLER nor its employees, directors, officers, shareholders, affiliates, representatives, assigns and agents will participate in the bidding or in any subsequent negotiations by making bids or offers on its Properties posted for sale on the Website.

24. Disqualification Event

(a)

None of the SELLER, any of its predecessors, any affiliated entity, any director, executive officer, other officer of the SELLER, any beneficial owner of 20% or more of the SELLER’s outstanding voting equity securities, calculated on the basis of voting power at the time of sale (each, a “Seller Covered Person” and together “Seller Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933 (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506 (d)(2) or (d) (3). The Disqualification Events are summarized on Exhibit “F”. SELLER has exercised reasonable care to determine whether any Seller Covered Person is subject to a Disqualification Event. SELLER has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) and has furnished to EnergyNet.com, Inc. a copy of any disclosure provided thereunder.

(b)

SELLER is not aware of any person (other than EnergyNet.com, Inc.) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of Properties.

(c)

SELLER will notify EnergyNet.com, Inc. in writing prior to the Closing Date of (i) any Disqualification Event relating to any Seller Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to a Seller Covered Person.

25. Miscellaneous

25.1

Governing Law and Litigation Costs. SELLER acknowledges and agrees that this Agreement and all Property Lists and Final Approvals shall be governed by and interpreted in accordance with the laws of the State of Texas and the exclusive venue for any action arising under this Agreement shall be the Federal District Court for the Northern District of Texas, Amarillo Division and the Texas District Courts for Potter County, Texas. The assignment and matters pertaining to the Properties will be governed by and interpreted in accordance with the laws of the states in which the Properties are located. Auctions are conducted at the discretion of William W. Britain, Texas Auctioneer License AUCTNR00013136. In the event that any party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party, including reasonable attorney fees.

25.2

Entirety and Amendments. SELLER acknowledges and agrees that this Agreement, Property Lists and Final Approvals submitted by SELLER and accepted in writing by EnergyNet.com, Inc., and all attached Exhibits and the instruments delivered or required to be delivered pursuant hereto supersede all prior negotiations, understandings and agreements between the parties relating to the subject matter hereof and constitute the entire understanding and agreement between the parties with respect thereto; and no alterations, modifications, amendments or changes in the Agreement shall be effective or binding unless the same shall be in writing and shall have been executed by SELLER and EnergyNet.com, Inc. At any time prior to EnergyNet.com, Inc.’s acceptance in writing of a Property List or Final Approval, EnergyNet.com, Inc. can require SELLER to execute an amended Seller’s Agreement that would be applicable to any submission of Property Lists or Final Approvals not yet accepted in writing by EnergyNet.com, Inc.

25.3

Assignment to Control. SELLER hereby acknowledges and agrees that the assignment to be prepared by SELLER is the controlling document over this Agreement as to what interest is conveyed by the SELLER. As between SELLER and BUYER the terms and conditions of the assignment provided by the SELLER and displayed on the Website with each of SELLER’S Properties shall supersede and control over any conflicting terms and conditions in this Agreement. Both BUYER and SELLER have a duty to determine any discrepancies between the assignment and what is represented in the Property Information Sheet provided. SELLER agrees to indemnity and hold EnergyNet.com, Inc. and BUYER harmless as to discrepancies between its assignment and Property Information Sheet provided.

25.4

Waiver. Each party acknowledges and agrees that no waiver by either party of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other portions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

25.5

Captions. SELLER acknowledges and agrees that the titles and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

25.6

Notices. SELLER acknowledges and agrees that any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by personal delivery including, without limitation by telecopier or facsimile or by depositing same in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested. Notices deposited in the mail in the manner herein above described shall be deemed to have been given and received upon the date of delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

If to: SELLER: (Insert Mailing Address)

Intentionally Left Blank

Intentionally Left Blank

SSN or TIN: (Must be completed)

Intentionally Left Blank

If to:	EnergyNet.com, Inc. 7201 W. Interstate 40, Ste 319 Amarillo, TX 79106 Attn: William W. Britain, President

The address of any party for notice purposes may be changed by such party by giving two days written notice of such change to all other parties to the Agreement.

25.7

Severability. SELLER acknowledges and agrees that if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule or law, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability and all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in a materially adverse manner with respect to either party.

25.8

Execution. This Agreement and Property Lists and Final Approvals may be executed in multiple original counterparts, each of which shall be deemed an original for all purposes. No single counterpart of this Agreement need be executed by each party so long as each party shall have executed at least one counterpart. Facsimile and electronically transmitted signatures shall be valid.

In witness whereof, the parties have executed this Agreement as of the day and year first set forth above.

SELLER		ENERGYNET.COM, INC.

By:	Intentionally Left Blank	By:	Intentionally Left Blank

	Intentionally Left Blank		Intentionally Left Blank

	Printed or Typed Name and Title		Printed or Typed Name and Title of Registered Principal

		By:	Intentionally Left Blank

Intentionally Left Blank

Printed or Typed Name and Title of Registered Representative

Exhibit “B”

Property Listing Agreement (Example)

This Property Listing Agreement is for the purpose of authorizing EnergyNet.com, Inc. to prepare the below named Properties for sale and to grant EnergyNet.com, Inc. the exclusive rights to sell the Properties pursuant to and subject to the SELLER’S AGREEMENT FOR THE SALE OF OIL AND GAS PROPERTIES dated _____ day of __________, 20__ by and between _________________________, SELLER and EnergyNet.com, Inc. Except as specifically stated herein, all other terms and conditions of the Seller’s Agreement govern the rights and obligations of SELLER and EnergyNet.com, Inc.

Lot Information

EnergyNet Lot Number:		Intentionally Left Blank

Lot Reserve Price:	$	Intentionally Left Blank	or ◯ No Reserve Price

Closing Date:		Intentionally Left Blank

List of Properties

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

SELLER		ENERGYNET.COM, INC.

By:	Intentionally Left Blank	By:	Intentionally Left Blank

	Intentionally Left Blank		Intentionally Left Blank

	Printed or Typed Name and Title		Printed or Typed Name and Title

Exhibit “C”

Final Approval (Example)

This Final Approval is for the purpose of authorizing EnergyNet.com, Inc. to activate or market the below named Properties and to grant EnergyNet.com, Inc. the exclusive rights to sell the Properties pursuant to and subject to the SELLER’S AGREEMENT FOR THE SALE OF OIL AND GAS PROPERTIES dated _____ day of __________, 20__ by and between _________________________SELLER and EnergyNet.com, Inc. Except as specifically stated herein, all other terms and conditions of the Seller’s Agreement govern the rights and obligations of SELLER and EnergyNet.com, Inc.

Lot Information

EnergyNet Lot Number:		Intentionally Left Blank

Lot Reserve Price:	$	Intentionally Left Blank	or ◯ No Reserve Price

Closing Date:		Intentionally Left Blank

List of Properties

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

Well or Property Name:	Intentionally Left Blank	State and County:	Intentionally Left Blank

SELLER		ENERGYNET.COM, INC.

By:	Intentionally Left Blank	By:	Intentionally Left Blank

	Intentionally Left Blank		Intentionally Left Blank

	Printed or Typed Name and Title		Printed or Typed Name and Title

Exhibit “D”

Property Information Sheet

LIST OF REQUIRED INFORMATION TO BE PROVIDED BY SELLER TO ENERGYNET.COM, INC.

DO NOT FILL IN THIS PAGE. This data should be loaded into new lots created using the tools available on the EnergyNet.com website.

●Property/Well Name

●State

●County/Parish

●Section-Township.-Range or Section-Block-Survey

●Field Name

●Producing Formation

●Completion Interval (Feet to Feet)

●Completion Date

●Facility Type (Well/Compressor/Station etc.)

●Operated (Y/N)

●Operator’s Name

●Operator’s Address

●Operator’s Telephone

●Operator’s Email

●Well Type (Oil/Gas/Salt Water Disposal)

●API Number

●State Well ID Number

●Producing or Shut-In

●Plugged Back TD (Feet)

●BPO WI - Decimal

●BPO NRI - Decimal

●BPO ORRI - Decimal

●BPO RI - Decimal

●APO WI - Decimal

●APO NRI - Decimal

●APO ORRI - Decimal

●APO RI - Decimal

●Cumulative Production 8/8ths Oil (BBLS)

●Cumulative Production 8/8ths Gas (MCF)

●Average Price Received Last Month - Oil ($/BBL)

●Average Price Received Last Month - Gas ($/MCF)

●Average Daily Production Last 6 Months - Oil

●Average Daily Production Last 6 Months - Gas

●Average Daily Barrels Water Per Day Last 6 Months

●Payout Balance

●Payout Balance Date

●Previous 12 Months LOE (MONTHLY AVERAGE) 8/8ths

●Last Month LOE 8/8ths

●Oil Marketer and Address

●Gas Marketer and Address

●Gas Imbalance? (Y/N) If Yes state amount and date (over/under) as to interest for sale

●Depth or Wellbore Restrictions? (Y/N) If Yes state restrictions

●Environmental Problems/Issues/Wetlands/etc.? (Y/N) If Yes explain

●Preferential Rights (Y/N) If Yes give number of days & number of Preferential Right Holders

●Consent to Assign (Y/N) If Yes state holders name and address

●State Federal or Indian Jurisdiction (Y/N) If Yes state jurisdiction

●Other Outstanding Obligations including mortgages liens (Y/N)
If Yes describe

●Are operations being relinquished (Y/N)

●Describe any well proposals or notices of recompletions in this unit

●Company Name

●Seller’s First/Last Name

●Seller’s Address

●Seller’s Telephone Number

●Seller’s Fax Number

●Seller’s Email Address

●Seller’s Website Address

Exhibit “E”

EnergyNet.Com, Inc. Fees and Commissions

PROPERTIES $1,000,000 OR LESS

Commission Schedule for properties individually selling for less than $1,000,000.

GROSS SALES PRICE	COMMISSION
Between $1 and $100,000	10.0%
$200,000	9.50%
$300,000	8.75%
$400,000	8.25%
$500,000	7.75%
$600,000	7.25%
$700,000	6.75%
$800,000	6.25%
$900,000	5.75%
$1,000,000	5.25%
Greater than $1,000,000	4.75%

COMMISSIONS ARE CALCULATED AND PAID BY SELLER ON THE AGGREGATE SALES PROCEEDS FROM ALL OF THE PROPERTIES LISTED ON ANY PROPERTY LIST OR FINAL APPROVAL REFERENCING THIS SELLER’S AGREEMENT WHICH ARE SOLD DURING THE CALENDAR MONTH FOR LESS THAN $1,000,000 EACH. THE COMMISSION RATE ON GROSS SALES PRICES FALLING BETWEEN ABOVE FIGURES WILL BE INTERPOLATED. FOR EXAMPLE ON SALES OF $350,000 THE COMMISSION RATE IS 8.50%.

PROPERTIES GREATER THAN $1,000,000

Commission Schedule for properties individually selling for greater than or equal to $1,000,000.

GROSS SALES PRICE	COMMISSION
First $ Million	4.25%
Second $ Million	3.75%
Third $ Million	3.25%
Fourth $ Million	2.75%
Greater than $ 5 Million	2.25%

COMMISSIONS ARE CALCULATED AND PAID BY SELLER ON THE AGGREGATE SALES PROCEEDS FROM ALL OF THE PROPERTIES LISTED ON ANY PROPERTY LIST OR FINAL APPROVAL REFERENCING THIS SELLER’S AGREEMENT WHICH ARE SOLD DURING THE CALENDAR MONTH FOR GREATER THAN OR EQUAL TO $1,000,000 EACH. FOR EXAMPLE ON A PROPERTY SELLING FOR $2,500,000, THE COMMISSION IS CALCULATED AS: $1,000,000 × 4.25% + $1,000,000 × 3.75% + $500,000 × 3.25% = $42,500 + $37,500 + $16,250 = $96,250.

THERE IS NO SALES TAX ON COMMISSIONS.

Listing Fee for Minimum Reserve Price Property Listings

●	LISTING FEES ARE CHARGED IF ENERGYNET PRICING GUIDELINES ARE EXCEEDED AND ENERGYNET AND SELLER DO NOT AGREE ON THE RESERVE PRICE SET BY SELLER.

●

PROPERTIES CONTAINING ONLY NON-PRODUCING LEASEHOLD WILL BE CHARGED A LISTING FEE. THE FEE IS $2,500 FOR A PROPERTY GREATER THAN OR EQUAL TO 5,000 ACRES. FOR PROPERTIES LESS THAN 5,000 ACRES, PLEASE CONSULT WITH YOUR BUSINESS DEVELOPMENT REPRESENTATIVE.

●	LISTING FEES ARE COLLECTED PRIOR TO ACTIVATION OF THE PROPERTY.

●	LISTING FEES ARE DEDUCTED FROM COMMISSIONS (ONLY A LISTING FEE OR COMMISSION IS PAID - NOT BOTH).

●	THE MINIMUM LISTING FEE IS $300.

●	WHEN THE PROPERTY OR LOT SELLS, ANY LISTING FEE WILL BE DEDUCTED FROM THE FINAL COMMISSION.

THE LISTING FEE ON MINIMUM (RESERVE) PRICE PROPERTIES IS 10% OF THE COMMISSION RATE RECITED HEREINABOVE MULTIPLIED BY THE RESERVE YOU SET FOR THE PROPERTY. THIS FEE IS PAID WHEN THE PROPERTY DOES NOT SELL IN THE SALE PROCESS. WHEN THE PROPERTY DOES SELL, THE LISTING FEE IS CREDITED TOWARD THE COMMISSION. FOR EXAMPLE ON A PROPERTY WITH A RESERVE OF $80,000, THE LISTING FEE IS CALCULATED AS: $80,000 × 10% × 10% = $800.

Fair Market Value Fee for Minimum Reserve Price Property Listings

●	IF A LISTING FEE IS COLLECTED PRIOR TO THE ACTIVATION OF THE PROPERTY THE FAIR MARKET VALUE FEE DOES NOT APPLY.

●

THE FAIR MARKET VALUE FEE ON MINIMUM (RESERVE) PRICE PROPERTIES IS 1% OF THE RESERVE SET BY SELLER FOR THE PROPERTY. THIS FEE IS PAID IN THE EVENT THE PROPERTY DOES NOT SELL IN THE SALE PROCESS, HAS 7 OR MORE UNIQUE ACTIVE BIDDERS, AND ALL OFFERS MADE IN SUBSEQUENT NEGOTIATION ARE REFUSED BY SELLER.

●	THIS FEE SHALL NOT EXCEED $3,750 PER LOT.

Exhibit “F”

Disqualification Events Under Rule 506(D)(1)

Set forth is a summary of the disqualifying events under Rule 506(1). For a full recitation of such events, you should review Rule 506(d)(1), which can be found on the SEC’s website: www.sec.gov.

(1)	Criminal convictions within ten years in connection with the purchase or sale of any security, making of a false filing with SEC, or arising out of the conduct of business as an underwriter, broker-dealer, investment adviser, or paid solicitor;

(2)	Court injunctions and restraining orders entered within five years in connection with the activities listed above;

(3)	Final orders by state and federal regulators (including the CFTC) that (i) bar the person from association with any entity regulated by such regulator, or from engaging in the business of securities, insurance or banking, or savings association or credit union activities, or (ii) are based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct, issued within ten years;

(4)	SEC disciplinary orders relating to the registration, activities, functions, operations, or associations of broker-dealers and investment advisers;

(5)	SEC cease-and-desist orders entered into within five years in connection with any scienter-based anti-fraud provision of the federal securities laws or Section 5 of the Securities Act of 1933;

(6)	Suspension, expulsion, or a bar from association with a self-regulatory organization for the duration of the suspension, expulsion, or bar;

(7)	SEC stop orders suspending the Regulation A exemption issued within five years or in the process of being determined whether to be issued; and

(8)	U.S. Postal Service false representation orders including temporary or preliminary orders entered within five years.